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               Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 12 to the Registration Statement (Form N-1A) (No. 33-67490) of Delaware Group Adviser Funds of our report dated December 4, 1998, included in the 1998 Annual Report to shareholders.



Philadelphia, Pennsylvania
November 18, 1999